UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2005

i2 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28030	75-2294945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One i2 Place 11701 Luna Road Dallas, Texas	75234
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 357-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 AND ITEM 7.01. RESULTS OF OPERATIONS AND FINANCIAL CONDITION AND REGULATION FD DISCLOSURE

On February 1, 2005, i2 Technologies, Inc. (the “Company”) announced by press release (the “Press Release”) and earnings conference call the Company’s fourth quarter 2004 and fiscal year 2004 financial results. The information contained in the Press Release and the Supplemental Information, which are attached as Exhibit 99.1 and Exhibit 99.2 respectively to this Current Report on Form 8-K, is incorporated by reference herein and is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition” and Item 7.01, “Regulation FD Disclosure.”

ITEM 8.01. OTHER EVENTS

The Company also announced in the Press Release that its Board of Directors has approved the implementation of a reverse stock split of the Company’s outstanding common stock at a 1-for-25 ratio. At the annual meeting of stockholders held December 16, 2004, the Company’s stockholders granted the Company’s Board of Directors discretionary authority to implement a reverse split of the common stock, in the range of 1-for-10 to 1-for-30, anytime before December 16, 2005. The Board is approving the implementation of the reverse split in order to return the Company’s share price to a level that will satisfy the minimum bid price requirements for re-listing the common stock on the NASDAQ National Market. Once the reverse split is implemented, the Company plans to begin the application process for re-listing on the NASDAQ National Market.

The record date for the stock split is Wednesday, February 16 and the split will be effective at 6:01 p.m., EDT, on the same day. On a pre-split basis, the Company has 465,191,033 shares of common stock outstanding. The reverse split will reduce the number of shares outstanding to approximately 18,607,641. In addition, the number of shares of common stock that may be issued upon the exercise of outstanding options and the conversion of outstanding preferred stock will be reduced proportionately. Instead of issuing any fractional shares as a result of the reverse split, stockholders will receive cash payments for such fractions after the Company’s transfer agent sells all of the aggregated fractional shares of common stock. Except for any changes as a result of the treatment of fractional shares, each holder of the Company’s common stock will hold the same percentage of common stock outstanding immediately after the reverse stock split as such stockholder held immediately prior to the split.

For more information regarding the reverse stock split, stockholders may review the Company’s Proxy Statement dated November 16, 2004. As a result of the reverse split, the Company’s common stock is expected to trade under a new symbol on the over-the-counter Pink Sheets beginning on February 17.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1	Press release

99.2	Supplemental information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

i2 TECHNOLOGIES, INC.

Dated: February 4, 2005

By:	/s/ Katy Murray
Katy Murray
Executive Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release

99.2	Supplemental information

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